                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  JULY 1, 2000
                                 Date of Report
                        (Date of earliest event reported)

                               AVOCENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                 000-30575                           91-2032368
         (Commission File No.)            (IRS Employer Identification Number)


                              4991 CORPORATE DRIVE
                            HUNTSVILLE, ALABAMA 35805
                    (Address of Principal Executive Offices)

                                  256-430-4000
              (Registrant's Telephone Number, Including Area Code)

         Effective July 1, 2000, Apex Inc., a Washington corporation ("Apex"), and Cybex Computer Products Corporation, an Alabama corporation ("Cybex") merged into Avocent Corporation, a Delaware corporation (the "Registrant") pursuant to an Agreement and Plan of Reorganization, dated as of March 8, 2000, (the "Acquisition Agreement") (the "Merger"). In connection with the Merger, (a) each outstanding share of common stock of Apex ("Apex Common Stock") and each outstanding option to purchase shares of Apex Common Stock was converted into
1.0905 shares or options to purchase shares, as the case may be, of the Registrant's Common Stock and (b) each outstanding share of common stock of Cybex ("Cybex Common Stock") and each outstanding option to purchase shares of Cybex Common Stock was converted into one share or option to purchase shares, as the case may be, of the Registrant's Common Stock.

         The Merger was initially reported on a Current Report on Form 8-K dated July 1, 2000, filed July 10, 2000, and is being amended hereby to include the financial statements required by Item 7.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  (1) (i) The audited financial statements of Apex Inc. as of December 31, 1999 and 1998 and for each of the three years ended December 31, 1999, together with the report thereon of PricewaterhouseCoopers LLP, independent accountants, are incorporated herein by reference from Apex's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2000, amended on May 25, 2000 (File No. 000-21959) and

                           (ii) the unaudited financial statements of Apex Inc. at June 30, 2000 and for the six month periods ended June 30, 2000 and July 2, 1999 are incorporated herein by reference from Apex's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2000 (File No. 000-21959).

                  (2) (i) The audited financial statements of Cybex Computer Products Corporation as of March 31, 2000 and 1999 and for each of the three years ended March 31, 2000, together with the report thereon of PricewaterhouseCoopers LLP, independent accountants, are incorporated herein by reference from Cybex's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 22, 2000 (File No. 000-26496) and

                           (ii) the unaudited financial statements of Cybex Computer Products Corporation as of June 30, 2000 and for the three month periods ended June 30, 2000 and July 2, 1999 are incorporated herein by reference from Cybex's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2000 (File No. 000-26496).

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The following unaudited pro forma financial information required by this Item 7(b) of Form 8-K is attached hereto:

                  (1) Unaudited pro forma condensed combined statement of
                      operations of the Registrant for the year ended December 31, 1999,
                  (2) Unaudited pro forma condensed combined statement of
                      operations of the Registrant for the six months ended June 30, 2000, and
                  (3) Unaudited pro forma condensed combined balance sheet of the Registrant as of June 30, 2000.

         (c)      EXHIBITS.

                  2.1 Agreement and Plan of Reorganization between Apex Inc., a Washington corporation, Avocent Corporation (formerly known as Aegean Sea Inc.), a Delaware corporation, and Cybex Computer Products Corporation, an Alabama corporation, dated as of March 8, 2000. (Incorporated by reference to Annex A of the Joint Proxy Statement/Prospectus of the Registrant included in the Registration Statement on Form S-4 filed on March 31, 2000 (File No. 333-33768) (the "Joint Proxy Statement/Prospectus")).

                  2.2 Form of Apex Voting Agreement dated as of March 8, 2000 entered into by Cybex, certain Apex shareholders and Apex. (Incorporated by reference to Annex F of the Joint Proxy Statement/Prospectus included in the Registrant's Form S-4).

                  2.3 Form of Cybex Voting Agreement dated as of March 8, 2000 entered into by Apex, certain Cybex shareholders and Cybex. (Incorporated by reference to Annex G of the Joint Proxy Statement/Prospectus included in the Registrant's Form S-4)

                  3.1 Specimen certificate for Registrant's Common Stock. (Incorporated by reference to the Registrant's Form S-4).

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        APEX          CYBEX        PRO FORMA       PRO FORMA
                                                                                                  ADJUSTMENTS       COMBINED
                                                                      ----------------------------------------------------------
Net sales.............................................................   $107,288      $109,381       $               $216,669
Cost of sales.........................................................     57,374        50,709                        108,083
Amortization of developed technology..................................         --            --          11,898(a)      11,898
                                                                      ----------------------------------------------------------

   Gross profit.......................................................     49,914        58,672         (11,898)        96,688
                                                                      ----------------------------------------------------------

Research and development..............................................      6,544         6,476                         13,020
Acquired research and development and other acquisition expenses......         --         4,312                          4,312
Selling, general and administrative...................................     14,074        24,382          17,454(b)      55,910
Amortization of intangibles...........................................         --           497         111,230(c)     111,727
                                                                      ----------------------------------------------------------

   Total operating expenses...........................................     20,618        35,667         128,684        184,969
                                                                      ----------------------------------------------------------

Income (loss) from operations.........................................     29,296        23,005        (140,582)       (88,281)
Interest income and other.............................................      3,053         1,680                          4,733
                                                                      ----------------------------------------------------------

Income (loss) before taxes............................................     32,349        24,685        (140,582)       (83,548)
Provision for income taxes............................................     11,106         8,225          (7,613)(d)     11,718
                                                                      ----------------------------------------------------------

   Net income (loss)..................................................    $21,243       $16,460       $(132,969)      $(95,266)
                                                                      ==========================================================
   Earnings (loss) per share:
      Basic..........................................................       $1.03         $0.86                         $(2.27)
      Diluted........................................................       $0.99         $0.81                         $(2.27)
   Weighted average shares outstanding:
      Basic..........................................................      20,618        19,081                         41,925(e)
      Diluted........................................................      21,564        20,269                         41,925


        See accompanying notes to unaudited pro forma condensed combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                             STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          APEX        CYBEX        PRO FORMA       PRO FORMA
                                                                                                  ADJUSTMENTS       COMBINED
                                                                       ---------------------------------------------------------
Net sales.............................................................     $64,691      $71,677                        $136,368
Cost of sales.........................................................      34,239       32,858                          67,097
Amortization of developed technology..................................          --           --           $5,949          5,949
                                                                       ---------------------------------------------------------
   Gross profit.......................................................      30,452       38,819           (5,949)        63,322
                                                                       ---------------------------------------------------------
Research and development..............................................       3,123        3,975                           7,098
Acquired research and development and other acquisition expenses......          --          977                             977
Selling, general and administrative...................................       8,836       16,291            7,317         32,444
Amortization of intangibles...........................................          --           --           55,615         55,615
                                                                       ---------------------------------------------------------
   Total operating expenses...........................................      11,959       21,243           62,932         96,134
                                                                       ---------------------------------------------------------
Income (loss) from operations.........................................      18,493       17,576          (68,881)       (32,812)
Interest income and other.............................................       1,989          293                           2,282
                                                                       ---------------------------------------------------------
Income (loss) before taxes............................................      20,482       17,869          (68,881)       (30,530)
Provision for income taxes............................................       6,941        5,991           (3,807)         9,125
                                                                       ---------------------------------------------------------
   Net income (loss)..................................................     $13,541      $11,878         $(65,074)      $(39,655)
                                                                       =========================================================
   Earnings (loss) per share:
      Basic...........................................................       $0.64        $0.61                          $(0.93)
      Diluted.........................................................       $0.60        $0.57                          $(0.93)
   Weighted average shares outstanding:
      Basic...........................................................      21,161       19,336                          42,517
      Diluted.........................................................      22,458       20,851                          42,517

        See accompanying notes to unaudited pro forma condensed combined financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                  BALANCE SHEET
                               AS OF JUNE 30, 2000
                                 (IN THOUSANDS)

                                                                            APEX        CYBEX        PRO FORMA       PRO FORMA
                                                                                                    ADJUSTMENTS       COMBINED
                                                                      ----------------------------------------------------------
ASSETS
Current assets
   Cash and cash equivalents..........................................     $16,498      $34,878                         $51,376
   Investments maturing within 1 year.................................      65,299        4,985                          70,284
                                                                      ----------------------------------------------------------
      Total cash and investments......................................      81,797       39,863                         121,660
   Accounts receivable, net...........................................      21,117       26,557                          53,674
   Inventories........................................................       8,383       12,977                          21,360
   Prepaid expenses and other current assets..........................         528        1,172                           1,700
   Deferred tax assets................................................         612        2,684                           3,296
                                                                      ----------------------------------------------------------
      Total current assets............................................     118,437       83,253                         201,690
Investments...........................................................       3,289        8,647                          11,936
Property held for lease...............................................          --        1,545              655(f)       2,200
Property, plant and equipment, net....................................       1,722       12,687            1,782(f)      16,191
Intangibles, net......................................................          --        6,404          606,674(g)     613,078
Other.................................................................       2,776        2,066                           4,842
                                                                      ----------------------------------------------------------
Total assets..........................................................    $126,224     $114,602         $609,111       $849,937
                                                                      ==========================================================
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable...................................................      $1,192       $8,393                          $9,585
   Income taxes.......................................................       1,064        5,956           34,704(h)      41,724
   Accrued expenses...................................................       6,238        7,617            6,737(I)      20,592
                                                                      ----------------------------------------------------------
      Total current liabilities.......................................       8,494       21,966           41,441         71,901
                                                                      ----------------------------------------------------------
Shareholders' equity
   Common stock.......................................................      76,456       35,354          760,117(j)     871,927
   Accumulated other comprehensive income.............................       (112)        (391)              391(k)        (112)
   Deferred compensation..............................................          --           --          (41,165)(l)    (41,165)
   Retained earnings (deficit)........................................      41,386       57,673         (151,673)(m)    (52,614)
                                                                      ----------------------------------------------------------
      Total shareholders' equity......................................     117,730       92,636          567,670        778,036
                                                                      ----------------------------------------------------------
Total liabilities and shareholders' equity............................    $126,224     $114,602         $609,111       $849,937
                                                                      ==========================================================

        See accompanying notes to unaudited pro forma condensed combined financial statements.

                               AVOCENT CORPORATION
                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

NOTE 1-BASIS OF PRESENTATION:

         The merger of Apex and Cybex has been accounted for as a purchase of Cybex by Apex. The unaudited pro forma condensed combined statement of operations combines Apex's and Cybex's historical statements of operations for the year ended December 31, 1999 and the six months ended June 30, 2000 and gives effect to the merger including the amortization of goodwill and other intangible assets, as if the merger occurred as of January 1, 1999. The unaudited pro forma condensed combined balance sheet presents the financial position of the combined entity as if the merger took place as of June 30, 2000 and allocates the total purchase consideration of the fair values of the assets and liabilities of Cybex, based on the completed valuation.

         The historical financial information has been derived from the respective historical financial statements of Apex and Cybex, and should be read in conjunction with these financial statements and the related notes incorporated by reference. Cybex has a March 31 year end. Historical financial information for Cybex for the year ended December 31, 1999 and the six months ended June 30, 2000 included in the pro forma statements were derived from quarterly and annual financial information filed on Forms 10-Q and Forms 10-K in 1999 and 2000. The pro forma balance sheet at June 30, 2000 consists of the historical balance sheets of Cybex and Apex as of June 30, 2000.

         There were no material differences in the accounting policies of Apex and Cybex for the periods presented.

NOTE 2-PURCHASE ACCOUNTING AND PRO FORMA ADJUSTMENTS:

PURCHASE PRICE

         Since the mergers will be accounted for as a purchase of Cybex by Apex, the Avocent shares and options to be issued to Cybex shareholders were converted into equivalent Apex shares and options to determine the purchase consideration. The number of equivalent Apex shares was determined by dividing the number of Avocent shares by the Apex exchange ratio, 1.0905.

                                                                           AVOCENT                  EQUIVALENT APEX
                                                                     NUMBER       WEIGHTED       NUMBER        WEIGHTED
                                                                                   AVERAGE                      AVERAGE
                                                                                EXERCISE PRICE               EXERCISE PRICE
                                                                                  PER SHARE                    PER SHARE
                                                                   --------------------------------------------------------
Common Shares...................................................     19,441                      17,827
Options.........................................................      2,363        $13.78         2,167        $15.03

         The market value of a share of common stock of Apex was $40.60, determined by using the average quoted market price of the Apex common stock over a five day period, including the day of and for the two days preceding and following the announcement of the mergers. The purchase consideration for outstanding Cybex common stock was $723,788.

         The value of the equivalent Apex options to be exchanged for vested and nonvested Cybex options has been included in the purchase price, except for $41,165 of deferred compensation expense recorded in equity relating to the intrinsic value of non-vested options. The fair value of the equivalent options to be issued was determined to be $71,683 using the following assumptions:

         -        Risk free interest rate range of 6.33%-6.45%

         -        Expected holding periods of 2-7 years

         -        Dividend yield of 0.0%

         -        Expected volatility of 54.0%

         In addition, Cybex liabilities of $22.0 million and Apex incurred acquisition costs totaling $6.7 million were included in the total purchase price.

         A summary of the purchase consideration is as follows:


Common stock.................................................................................       $723,788
Outstanding options..........................................................................         30,518
Assumed liabilities and acquisition costs....................................................         28,703
                                                                                                -------------
      Total purchase consideration...........................................................       $783,009
                                                                                                =============

ALLOCATION OF PURCHASE PRICE

         The acquisition was recorded under the purchase method of accounting. The total purchase price of $783,009 was allocated to the fair value of the assets acquired as follows:

                                                                                           AMORTIZATION LIFE
                                                                                           -----------------
Tangible assets...........................................................        $110,635                  -
Patents and trademarks....................................................          12,018          5-7 years
In-process research and development.......................................          94,000                  -
Developed technology......................................................          59,490            5 years
Assembled workforce.......................................................           1,600            3 years
Reseller network..........................................................          17,000            3 years
Deferred tax liability on certain assets acquired.........................         (34,704)           Various
Goodwill..................................................................         522,970            5 years
                                                                             --------------
   Total..................................................................        $783,009
                                                                             ==============

IN-PROCESS RESEARCH AND DEVELOPMENT

         The fair value of the purchased in-process research and development was determined using the income approach excess earnings method based on the future cash flows that are projected to be generated by the products under development over their economic lives.

         In-process research and development activities consist of hardware and software product concept formulation, engineering prototyping, software code programming and testing procedure design and development. The important elements of the in-process projects at the time of acquisition include product concepts and designs, software code, test specifications and processes and pre-prototype models. The fair value of the in-process products has been determined on a product-line basis. Material cash inflows from significant projects are projected to commence in 2001.

         Cybex has several switch, extension and remote access projects in process. The primary focus of the in-process projects involves developments that are expected to have reduced cost and increased functionality. As of the date the merger agreement was signed, the individual projects were in various stages of completion. These products are projected to be introduced in the years 2000 through 2001.

         The research and development projects underway generally involve integrating the capabilities of the recent Cybex acquisitions of PixelVision Technology, Inc. (integrated, high-information-content, digital display technology) and Fox Network Systems Corporation (remote access technology for the control and operation of personal computers and network servers from remote locations over telecommunications networks) and the recent technology licenses from Mobility Electronics (PCI bus technology). Using these patented and unpatented intellectual property technologies with Cybex's own patented and unpatented KVM technology, the major R&D projects currently in development are:

         - VIDEO ENHANCEMENT. This is a project to improve and enhance the quality of the video fed to a display monitor when that monitor is separated from the source of the video signal (typically one or more network servers) by several hundred feet, and involves hardware improvements in Cybex's existing extension technology. This project is designed to integrate PixelVision's display technology and Fox's remote access technology in existing Cybex products.

         - REMOTE ACCESS IMPROVEMENTS. This project involves incorporating the remote access technology originally acquired from Fox into Cybex's existing KVM products and developing new, stand-alone remote access products in order to improve both the speed of access and the features available to remote users. This project also incorporates the video compression and enhancement technology used by PixelVision in the development of its digital display technology, and this project is designed to incorporate this digital technology in the remote access products to handle KVM signals in digital rather than analog format. Other remote access improvements under review include porting the licensed remote PCI bus technology and universal, 32-bit, "no compromises" docking solutions from Mobility Electronics into Cybex's remote access products, KVM switches, and developing products with this technology for the desktop computer and network server markets.

         - SERVER MANAGEMENT PARAMETERS. This project is focused on increasing the number of servers managed, the number of users managing them, and the parameters that are available to manage them. This project involves increasing the available matrix of servers and users as well as providing enhancements in the nature of better, more sensitive mouse support, better portability (hot plugability), and better diagnostics.

         The work to be performed in these projects varies, but the projects can be described as forty to seventy percent complete. The risks to successful commercialization are substantial--for instance, the engineering work to compress and alternate video between digital and analog signals involves significant risk of failure. In addition, there are the risks that the technology may not perform as anticipated, that the projects (or the technology) may infringe on the intellectual property rights of third parties, and that the projects may not result in commercially marketable or profitable products.

SIGNIFICANT ASSUMPTIONS

         The new generation of products under development are projected to sell through sales channels and to customers that are substantially the same as current and historical channels and customers. Pricing and margins will differ from historical levels due to anticipated competitive pressure, and are projected to be lower overall on higher unit volume. All technology projections were developed within the context of an overall revenue growth rate for the company of 40% to 60% annually, based on historical results and industry prospects.

Core Technology:

         REVENUE GROWTH - The core technology is embodied in products in various stages of the product life cycle. These products have estimated remaining lives ranging from one to six years. The aggregate revenue growth rate for these products is as follows:

                                                                                          YEAR
                                                                                          ----
                                                                     1        2         3        4         5        6
                                                                    ---      ---       ---      ---       ---        -

Growth........................................................      22.5%     2.5%    -20.9%   -19.3%    -48.4%   -50.0%

         OPERATING MARGINS - Operating margins are projected to remain relatively constant for these products over their remaining lives as follows:

                                                                                              YEAR
                                                                                              ----
                                                                            1        2       3       4       5       6
                                                                           ---      ---     ---     ---     ---     ---

Operating Margin......................................................     31.4%   31.8%   31.9%   30.6%   30.3%   29.5%

         DISCOUNT RATE - The discount rate for the core technologies has been estimated at 15%.

In-Process Research and Technology:

         REVENUE GROWTH - The in-process technology is embodied in products to be launched in fiscal years 2001 and 2002. These products have estimated economic lives ranging from five to seven years. The product life cycle is characterized by an approximate 2 year ramp up period, followed by a 2 to 3 year plateau exhibiting a growth rate of 25% to 50%, followed by a 2 to 3 year decline period. The aggregate revenue growth rate for these products is as follows:

                                                                                      YEAR
                                                                                      ----
                                                       1        2         3        4       5        6        7
                                                      ---      ---       ---      ---     ---      ---      ---
Growth.............................................     n/a    208.0%    101.0%   51.0%   -8.9%    -33.0%   -50.8%

         OPERATING MARGIN - Operating margins are projected to remain relatively constant for these products over their remaining lives, with aggregate margins declining in later years due to shifts in product mix, as follows:

                                                                                      YEAR
                                                                                      ----
                                                           1       2       3        4       5       6       7
                                                          ---     ---     ---      ---     ---     ---     ---
Operating Margin.....................................     30.9%   30.3%    30.5%   30.1%   30.4%   25.0%   25.0%

         DISCOUNT RATE - The discount rate for the in-process research and development has been estimated at 25%.

Development Costs:

         We estimate that approximately $2,700,000 will be needed in additional development costs relating to the in-process research and development which will be largely completed within the year 2001.

PRO FORMA ADJUSTMENTS

         The following adjustments were applied to the historical statements of operations to arrive at the unaudited pro forma condensed combined statement of operations and the historical balance sheets to arrive at the unaudited pro forma condensed combined balance sheet:

         (a) Reflects the additional amortization expense of core technology for the year ended December 31, 1999 and the six months ended June 30, 2000 using the straight-line method over its estimated useful life of 5 years.

         (b) Reflects the additional depreciation expense on the write-up of property and equipment of $487 and $244 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, using the straight-line method over their estimated useful lives of predominately 5 years. Also reflects the amortization of deferred compensation related to the intrinsic value of unvested Cybex options of $16,967 and 7,073 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, using the straight-line method over the options remaining vesting period.

         (c) Reflects the additional amortization expense of intangible assets of $111,230 and $55,615 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively, using the straight-line method over their estimated useful lives of 3 to 7 years.

         (d) Reflects the income tax benefit of the additional amortization for the write-up of certain assets and the values assigned to core technology, workforce, reseller network, patents trademarks of $7,613 and $3,807 for the year ended December 31, 1999 and the six months ended June 30, 2000.

         (e) Shares used in the per share calculations reflect a weighted average number of shares of Avocent common stock based on the number of weighted average Apex shares and 19,441 shares of Avocent common stock issued to Cybex shareholders as if they were outstanding from January 1, 1999.

         (f) Reflects the increase to the fair value of property, plant and equipment based upon the appraisals.

         (g) Reflects the allocation of purchase consideration to intangibles based upon the appraisals.

         (h) Reflects the income tax benefit as discussed in item (d) above.

         (i)      Reflects accrual for acquisition costs.

         (j) Reflect the allocation of purchase consideration to common stock and option, less the Cybex historical balance.

         (k)      Reflects elimination of Cybex comprehensive income.

         (l) Reflects deferred compensation expense recorded related to the intrinsic value of unvested Cybex options outstanding on June 30, 2000.

         (m) Reflects elimination of Cybex retained earnings and the immediate writeoff of in-process research and development of $94 million.

         In-process research and development costs in the amount of $94,000, which was written off immediately after the transaction is complete and compensation charges related to the acceleration of vesting on certain executives' options to purchase Apex common stock, have been excluded from the unaudited pro forma condensed combined statements of operations.

         Basic and diluted net loss per share is the same because common stock equivalents would be anti-dilutive.

         As a result of the merger on July 1, 2000, 23,331 and 19,441 shares of Avocent common stock were issued to Apex and Cybex shareholders, respectively. This resulted in a total of 42,772 outstanding shares of Avocent common stock as of July 1, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 13, 2000             AVOCENT CORPORATION

                                      By:  /s/ Samuel F. Saracino
                                           ------------------------------------
                                          Samuel F. Saracino
                                          Senior Vice President, Legal and
                                               Corporate Affairs, General
                                               Counsel and Secretary

                                INDEX TO EXHIBITS

      EXHIBIT
       NUMBER     DESCRIPTION
--------------    -------------------------------------------------------------

         2.1      Agreement and Plan of Reorganization between Apex Inc., a
                  Washington corporation, Avocent Corporation (formerly known as
                  Aegean Sea Inc.), a Delaware corporation, and Cybex Computer
                  Products Corporation, an Alabama corporation, dated as of March 8, 2000. (Incorporated by reference to Annex A of the
                  Joint Proxy Statement/Prospectus of the Registrant included in the Registration Statement on Form S-4 filed on March 31, 2000
                  (File No. 333-33768) (the "Joint Proxy
                  Statement/Prospectus")).

         2.2 Form of Apex Voting Agreement dated as of March 8, 2000 entered into by Cybex, certain Apex shareholders and Apex.
                  (Incorporated by reference to Annex F of the Joint Proxy
                  Statement/Prospectus included in the Registrant's Form S-4).

         2.3 Form of Cybex Voting Agreement dated as of March 8, 2000 entered into by Apex, certain Cybex shareholders and Cybex.
                  (Incorporated by reference to Annex G of the Joint Proxy
                  Statement/Prospectus included in the Registrant's Form S-4).

         3.1      Specimen certificate for Registrant's Common Stock.
                  (Incorporated by reference to the Registrant's Form S-4).
